Exhibit 5

[LINCOLN EDUCATIONAL SERVICES CORPORATION LETTERHEAD]

April 30, 2009

Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, New Jersey 07052

RE:     Lincoln Educational Services Corporation Form S-8

Ladies and Gentlemen:

As Senior Counsel and Corporate Secretary of Lincoln Educational Services Corporation, a New Jersey corporation (“Lincoln”), I have been requested to render this opinion for filing as Exhibit 5 to Lincoln’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Lincoln with the Securities and Exchange Commission on the date hereof.  The Registration Statement covers up to 200,000 shares of Lincoln’s common stock, no par value per share (the “Shares”) to be issued and sold under the 2005 Non-Employee Directors Restricted Stock Plan (the “Plan”).

I have examined the Registration Statement, and I have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to my satisfaction, of such documents, records, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such latter documents.  The opinion expressed below is limited to the New Jersey Business Corporation Act, and I do not express any opinion herein concerning any other law.

Based on the foregoing, I am of the opinion that Lincoln is duly organized and existing under the laws of the State of New Jersey, and the Shares, when issued and delivered by Lincoln in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision or otherwise.

I hereby consent to the filing of this opinion as Exhibit 5 to Lincoln’s Registration Statement on Form S-8 and to the reference to me under the caption “Interests of Named Experts and Counsel” in the Registration Statement.

Very truly yours,

/s/ Kenneth M. Swisstack
Kenneth M. Swisstack